Exhibit 99.1

AFTON CHEMICAL COMPLETES ACQUISITION OF ADITIVOS MEXICANOS, S.A. DE C.V.

Richmond, VA, July 3, 2017 – Afton Chemical Corporation is pleased to announce the completion of its previously announced acquisition of Aditivos Mexicanos, S.A. de C.V. (AMSA), a petroleum additives manufacturing, sales and distribution company based in Mexico City, Mexico. The transaction closed on July 3, 2017, following the approval by the Mexican Federal Economic Competition Commission (Comisión Federal de Competencia Económica, COFECE).

“We are excited to welcome the AMSA team into the Afton family. Adding AMSA to Afton’s global operations will help us bring new value added solutions to our customers worldwide,” said Rob Shama, Afton Chemical’s President. “We plan to manufacture a complete range of petroleum additives for our customers in Mexico and throughout Latin America. We will also supply our other blending locations with components from the AMSA site,” said Shama.

The transition of AMSA into Afton will begin immediately. Customers in Mexico will shortly receive details explaining how the integration efforts will improve the service they can expect from Afton.

The acquisition complements and expands Afton’s current footprint in Latin America, which includes subsidiaries in Brazil, Mexico, Argentina and Venezuela.

About Afton Chemical Corporation

Afton Chemical Corporation is part of the NewMarket Corporation (NYSE: NEU) family of companies. Afton Chemical Corporation uses its formulation, engineering and marketing expertise to help their customers develop and market fuels and lubricants that reduce emissions, improve fuel economy, extend equipment life, improve operator satisfaction and lower the total cost of vehicle and equipment operation. Afton Chemical Corporation develops and sells an extensive line of unique additives for gasoline and distillate fuels, driveline fluids, engine oils and industrial lubricants. Afton Chemical Corporation supports global operations through regional headquarters located in Asia Pacific, EMEAI, Latin America and North America. Afton Chemical Corporation is headquartered in Richmond, Virginia. For more information, visit www.aftonchemical.com.

Cautionary Note Regarding Forward-Looking Statements:

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the availability of raw materials and distribution systems; disruptions at manufacturing facilities, including single-sourced facilities; the ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights;

failure to attract and retain a highly-qualified workforce; hazards common to chemical businesses; competition from other manufacturers; sudden or sharp raw material price increases; the gain or loss of significant customers; the occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; an information technology system failure; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; our inability to realize expected benefits from investment in our infrastructure or from recent or future acquisitions or our inability to successfully integrate recent or future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A. “Risk Factors” of our 2016 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

Media Contact:

Lauren Packard, Marketing Communications

Afton Chemical Corporation

Phone: (804) 788-5800

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